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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 1999, with respect to the consolidated financial statements and schedule of Thermadyne Mfg. LLC in the Form S-3 Registration Statement and related Prospectus of Thermadyne Mfg. LLC and Thermadyne Capital Corp., to be filed with the Securities and Exchange Commission on or about April 13, 1999.



                                            /s/ ERNST & YOUNG LLP






Orange County, California
April 13, 1999